UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Stepan Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STEPAN COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on April 29, 2003

at 9:00 a.m.

To the Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of STEPAN COMPANY will be held at the Company’s Administrative and Research Center at Edens Expressway and Winnetka Road, Northfield, Illinois, on Tuesday, April 29, 2003, at 9:00 a.m., for the following purposes:

1.	To elect three Directors to the Board.

2.	To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for 2003.

3.	To transact such other business as may properly come before the meeting.

The Board of Directors has designated the close of business on February 28, 2003, as the record date for determining holders of 5½% Convertible Preferred Stock and Common Stock entitled to notice of and to vote at the meeting.

Copies of the Company’s Annual Report and the Form 10-K for the year 2002 are enclosed with this notice.

By order of the Board of Directors,

KATHLEEN M. OWENS

    Assistant Secretary

Northfield, Illinois

March 28, 2003

The Board of Directors of the Company extends a cordial invitation to all stockholders to be present at the meeting. Whether or not you plan to attend the meeting, please mark, sign and mail the enclosed proxy card in the return envelope provided as promptly as possible.

March 28, 2003

PROXY STATEMENT

For the Annual Meeting of Stockholders of

STEPAN COMPANY

Edens Expressway and Winnetka Road

Northfield, Illinois 60093

To be held at 9:00 a.m. on April 29, 2003

The enclosed proxy is solicited by the Board of Directors of the Company and the entire expense of solicitation will be borne by the Company. Such solicitation is being made by mail and the Company may also use its Officers and its regular employees to solicit proxies from stockholders personally or by telephone or letter. Arrangements will be made with the brokers, custodians, nominees, or other fiduciaries who so request for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in that connection.

At the close of business on February 28, 2003, the record date for the meeting, there were 582,202 shares of 5½% Convertible Preferred Stock (“Preferred Stock”) outstanding, each share of which is convertible into 1.14175 shares of Common Stock and is entitled to 1.14175 votes on each matter to be voted on at the meeting, and, assuming the Preferred Stock were converted, there would be 9,545,954 shares of Common Stock outstanding, each share of which is entitled to one vote on each matter to be voted on at the meeting.

This proxy statement and proxy are being sent or given to stockholders commencing on or about March 28, 2003. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy.

PRINCIPAL STOCKHOLDERS

As of February 28, 2003, the only persons known to the Company to beneficially own more than five percent of the Company’s Common Stock were the following:

Name(1)	Number of Shares of Common Stock Beneficially Owned(2)(9)				Total Shares	Percentage of Outstanding Shares of Common Stock
	Voting and/or Investment Power
	Sole		Shared
F. Quinn Stepan (4)	1,870,172	(6)(7)(10)	609,918	(3)	2,480,090	25.9%
Plan Committee for Stepan Company Qualified Plans	933,925	(5)(8)			933,925	9.7%
Paul H. Stepan (4)	14,749		609,918	(3)	624,667	6.5%
Dimensional Fund Advisors Inc.	566,300	(11)			566,300	5.9%

As of February 28, 2003, the only persons known to the Company to beneficially own more than five percent of the Company’s Preferred Stock were the following:

Name(1)	Number of Shares of Preferred Stock Beneficially Owned(2)				Total Shares	Percentage of Outstanding Shares of Preferred Stock
	Voting and/or Investment Power
	Sole		Shared
F. Quinn Stepan (4)	12,812		166,480	(3)	179,292	30.7%
Paul H. Stepan (4)	4,193		166,480	(3)	170,673	29.3%
Plan Committee for Stepan Company Qualified Plans	96,728	(5)(8)			96,728	16.6%
Mary Louise Wehman (4)	89,684				89,684	15.4%
John Stepan (4)	76,872				76,872	13.2%
Charlotte Stepan Flanagan (4)	35,244				35,244	6.0%

(1)	Except as otherwise set forth herein, the address of all persons named is Stepan Company, Edens Expressway and Winnetka Road, Northfield, Illinois 60093.
(2)	Represents number of shares beneficially owned as of February 28, 2003. Number of shares owned includes shares held by the spouses of F. Quinn Stepan and Paul H. Stepan and shares held by the persons listed in the table, as trustee or custodian for the benefit of children and family members where the trustee or custodian has voting or investment power.
(3)	F. Quinn Stepan and Paul H. Stepan are managing partners of a family-owned limited partnership which is the sole general partner in another family-owned limited partnership which owns 419,840 shares of Common Stock and 166,480 shares of Preferred Stock. The shares owned by the partnership are included in the tables for both F. Quinn Stepan and Paul H. Stepan.
(4)	F. Quinn Stepan, Paul H. Stepan, John Stepan, Mary Louise Wehman and Charlotte Stepan Flanagan are the children of the late Mary Louise Stepan.
(5)	The members of the Plan Committee are F.S. Eberts, M.R. Gumkowski and F.Q. Stepan, Jr., all of whom are employees of the Company.
(6)	Includes 4,843 shares of Common Stock allocated to F. Quinn Stepan under the Employee Stock Ownership Plan.
(7)	Includes 448,479 shares which F. Quinn Stepan has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company’s stock option plans.
(8)	Represents shares held by Citibank, F.S.B. (“Citibank”) as Trustee for the Company’s Trust for Qualified Plans. Citibank is also the Trustee for the Company’s Employee Stock Ownership Plan. Citibank expressly denies any beneficial ownership in the securities of these Plans.
(9)	Includes the number of shares of Common Stock which the specified person has the right to acquire by conversion of Preferred Stock beneficially owned by such person.
(10)	Includes 279,003 shares of Common Stock credited to F. Quinn Stepan’s stock account under the 1992 Management Incentive Plan. Under the 1992 Management Incentive Plan, amounts credited to an employee’s stock account at termination of his employment may be paid in Common Stock at the employee’s election.
(11)	Dimensional Fund Advisors Inc. (“Dimensional”), 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds”. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over 566,300 shares of Company stock as of December 31, 2002. These shares are owned by the Funds. Dimensional disclaims beneficial ownership of all such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company’s Officers and Directors, and persons who own more than 10 percent of the Company’s Common Stock or Preferred Stock, to file reports of beneficial ownership and changes in beneficial ownership of the Common Stock or Preferred Stock with the Securities and Exchange Commission, the New York Stock Exchange, the Chicago Stock Exchange and the Company. Based solely upon a review of the copies of such forms received by it during or with respect to its most recent fiscal year, or written representations from certain reporting persons, the Company believes all persons subject to Section 16(a) reporting filed the required reports on time.

ELECTION OF DIRECTORS

The persons named in the enclosed Proxy will vote for the election of the nominees named below as Directors of the Company to hold office until the Annual Stockholders’ Meeting to be held in the year 2006.

Under the Company’s Certificate of Incorporation and By-laws, Directors are elected by a plurality of the voting power of the shares of Preferred Stock and Common Stock present in person or represented by proxy at the meeting and entitled to vote, voting together as a single class. The outcome of the election will not be affected by shares that withhold authority to vote in the election.

In the event any one or more of such nominees shall be unable to serve as Director, votes will be cast, pursuant to the authority granted in the enclosed Proxy, for such person or persons as may be designated by the Board of Directors. The Board of Directors at this time is not aware of any nominee who is or will be unable to serve as Director, if elected.

Nominees For Director

The following table sets forth certain information about the nominees for Director:

Name of Nominee	Principal Occupation and Business Experience During the Past Five Years, Other Directorships and Age	Year of First Election as Director	Number and Percent of Shares of Common Stock Beneficially Owned (1)
Robert D. Cadieux	Private Investor. From 1993 to January 1995, President and Chief Executive Officer of Air Liquide America Corporation, a manufacturer of industrial gases. From 1991 to 1993, Executive Vice President of Amoco Corporation. From 1983 to 1991, President of Amoco Chemical Company. Trustee of Illinois Institute of Technology. Age—65	1992	36,211 (2)	*

Stephen D. Newlin	Private Investor. From February 2000 to June 2001, President, Director, Chief Operating Officer and Vice Chairman of Nalco Chemical Company (now known as Ondeo Nalco), a manufacturer of specialty chemicals, services and systems. From January 2000 to June 2001, Chairman of Nalco Exxon Energy Chemicals, a Nalco and Exxon Chemicals joint venture. From December 1998 to February 2000, President and Director of Nalco Chemical Company. From December 1997 to December 1998, President of Nalco Chemical Company’s Specialty Division. From April 1994 to December 1997, President of Nalco Europe. Age—50	N/A	1,000	*

Paul H. Stepan

Chairman of SA Inc., a real estate development firm. President and Director of Paul Stepan & Associates, Inc., a real estate development firm since June 1985. General Partner of Stepan Venture which is involved in various venture capital investments. General Partner of various partnerships having an interest in certain real estate which is unrelated to the business of the Company; one such partnership, in which he is an officer of the general partner, filed for Chapter 11 bankruptcy protection in February 1998 and has been successfully refinanced and discharged. Executive Director, Mesirow Financial, an investment banking operation, from 1993 to May 1998.

Age—59

		1977	624,667 (2) (3) (4)	6.5%

* Less than one percent of outstanding shares.

(1)	Represents number of shares beneficially owned as of February 28, 2003. Number of shares includes shares owned by the spouse of a Director and shares held by a Director or their spouse as trustee or custodian for the benefit of children and family members where the trustee or custodian has voting or investment power.
(2)	Includes 6,543 shares that such Director has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company’s stock option plan.
(3)	See Note (3) to tables under Principal Stockholders.
(4)	See Note (9) to tables under Principal Stockholders.

Directors Whose Terms Continue

The following table sets forth certain information about those Directors who are not up for reelection as their term of office does not expire this year:

Name of Director	Principal Occupation and Business Experience During the Past Five Years, Other Directorships and Age	Year of First Election as Director	Term Expires	Number and Percent of Shares of Common Stock Beneficially Owned (1)
Thomas F. Grojean	Chairman, Chief Executive Officer and sole owner of Grojean Transportation, Inc. Chairman and Chief Executive Officer of Burlington Motor Carriers, Inc. Both firms are nationwide truckload freight carriers. Burlington Motor Carriers, Inc. filed for Chapter 11 bankruptcy protection in July 2001. Age—64	1977	2005	52,643 (2)	*

Robert G. Potter	Private Investor. Chairman and Chief Executive Officer of Solutia Inc., the former chemical businesses of Monsanto Company, from 1997 to 1999. Chief Executive of the chemical businesses of Monsanto Company from 1986 to 1997. Executive Vice President of Monsanto Company from 1990 to 1997 and an Advisory Director of Monsanto Company from 1986 to 1997. Director of Arch Coal Inc. Age—63	1995	2004	14,124 (3)	*

F. Quinn Stepan	Chairman and Chief Executive Officer of the Company since November 1984. President and Chief Operating Officer of the Company from 1973 to February 1999. Age—65	1967	2004	2,480,090 (6) (8) (9) (10) (11)	25.9%

F. Quinn Stepan, Jr.	President and Chief Operating Officer of the Company since February 1999; Vice President and General Manager— Surfactants of the Company from 1997 to 1999. Age—42	1999	2005	1,238,588 (4) (5) (7)	12.9%

* Less than one percent of outstanding shares.

(1)	See Note (1) to table under Nominees for Director.
(2)	Includes 6,543 shares that such Director has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company’s stock option plan.
(3)	Includes 5,537 shares that such Director has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company’s stock option plan.
(4)	Includes all shares deemed beneficially owned by the Plan Committee, of which F.S. Eberts, M.R. Gumkowski and F.Q. Stepan, Jr. are members. The Plan Committee selects the investment manager of the Stepan Company Trust for Qualified Plans under the terms of a Trust Agreement dated June 1, 1996, with Citibank, F.S.B. See Principal Stockholders.

(5)	Includes 172,277 shares of Common Stock which F. Quinn Stepan, Jr. has the right to acquire within 60 days through the exercise of stock options granted pursuant to the Company’s stock option plans, 1,135 shares allocated to F. Quinn Stepan, Jr. under the Employee Stock Ownership Plan, and 23,164 shares credited to F. Quinn Stepan, Jr.’s stock account under the 1992 Management Incentive Plan. F. Quinn Stepan, Jr. is the son of F. Quinn Stepan and the nephew of Paul H. Stepan.
(6)	See Note (3) to tables under Principal Stockholders.
(7)	See Note (5) to tables under Principal Stockholders.
(8)	See Note (6) to tables under Principal Stockholders.
(9)	See Note (7) to tables under Principal Stockholders.
(10)	See Note (9) to tables under Principal Stockholders.
(11)	See Note (10) to tables under Principal Stockholders.

Stock Ownership of Directors and Officers

The following table sets forth as of the close of business on February 28, 2003, the stock ownership of those Officers listed in the Compensation Table who are not Directors and the stock ownership of Directors and Officers as a group on such date:

Name	Number and Percent of Shares of Common Stock Beneficially Owned(1)
John V. Venegoni	62,159	(2)	*
Anthony J. Zoglio	47,032	(3)	*
Robert J. Wood	37,349	(4)	*
All Directors and Officers (5)	4,023,143		42.1%

* Less than one percent of outstanding shares.

(1)	Number of shares for each Officer (and Directors and Officers as a group) includes (a) shares owned by the spouse of the Director or Officer and shares held by the Director or Officer or his spouse as trustee or custodian for the benefit of children and family members where the trustee has voting or investment power and (b) shares of Common Stock which may be acquired within 60 days through the exercise of stock options granted pursuant to the Company’s stock option plans or conversion of Preferred Stock.
(2)	Includes 1,121 shares allocated to John V. Venegoni under the Employee Stock Ownership Plan, 48,006 shares that John V. Venegoni has the right to acquire under a stock option plan, and 10,529 shares credited to John V. Venegoni’s stock account under the 1992 Management Incentive Plan.
(3)	Includes 456 shares allocated to Anthony J. Zoglio under the Employee Stock Ownership Plan, 32,448 shares that Anthony J. Zoglio has the right to acquire under a stock option plan, and 5,038 shares credited to Anthony J. Zoglio’s stock account under the 1992 Management Incentive Plan.
(4)	Includes 1,114 shares allocated to Robert J. Wood under the Employee Stock Ownership Plan, 25,446 shares that Robert J. Wood has the right to acquire under a stock option plan, and 6,786 shares credited to Robert J. Wood’s stock account under the 1992 Management Incentive Plan.
(5)	As of February 28, 2003, all Directors and Officers as a group beneficially owned 183,485 shares of Preferred Stock, which represented 31% of the outstanding Preferred Stock and were convertible into 209,493 shares (2.1%) of Common Stock. As of February 28, 2003, Company-employed Directors and Officers as a group had the right to acquire 751,337 shares of Common Stock under stock options exercisable within 60 days, 9,900 shares of Common Stock were allocated to Company-employed Directors and Officers under the Employee Stock Ownership Plan, and 329,058 shares of Common Stock were credited to stock accounts of Company-employed Directors and Officers under the 1992 Management Incentive Plan.

Board of Directors and Committee Meetings

There were four regular meetings and one special meeting of the Board of Directors during 2002. During 2002, none of the Directors attended fewer than 75 percent of the total number of meetings of the Board of Directors and meetings of committees of the Board of Directors of which such Director was a member.

The Board of Directors has an Audit Committee consisting of three outside independent Directors which held three meetings in 2002. The functions of the Audit Committee include annual consideration of the selection of independent auditors, meeting with the auditors before the year-end audit to review the proposed fees and scope of work of the audit, meeting with the auditors at the completion of the year-end audit to review the results of the audit, review of the auditors’ memorandum setting forth findings and suggestions regarding internal control, financial policies and procedures and management’s response thereto, review of the internal audit program of the Company and review of unusual or significant financial transactions. The members of the Audit Committee are Messrs. Cadieux, Grojean and Potter.

The Board of Directors has a Compensation and Development Committee which held two meetings in 2002. The functions of the Compensation and Development Committee include reviewing the salaries of the Officers of the Company each year, adjusting them as appropriate, approving all management incentive awards and approving proposals for granting of stock options. The members of the Compensation and Development Committee are Messrs. Cadieux, Grojean, Potter and P. Stepan.

The Board of Directors did not have a Nominating Committee in 2002. However, the Board of Directors intends to establish a Nominating and Corporate Governance Committee, comprised entirely of independent Directors, during 2003.

Compensation of Executive Officers and Directors

The following table sets forth a summary of the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the years indicated.

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Awards of Options	All Other Compensation(1)
F. Quinn Stepan Chairman and CEO	2002 2001 2000	$543,500 519,333 500,667	$362,080 0 0	67,000 shs -0- 69,793 shs	$21,837 19,362 19,673

F. Quinn Stepan, Jr. President and COO	2002 2001 2000	$387,500 370,000 346,667	$258,152 0 0	48,000 shs -0- 49,237 shs	$13,962 12,185 13,029

John V. Venegoni Vice President and General Manager—Surfactants	2002 2001 2000	$236,000 213,333 202,000	$116,702 0 0	16,500 shs -0- 18,390 shs	$8,801 7,351 7,939

Anthony J. Zoglio Vice President—Manufacturing and Engineering	2002 2001 2000	$218,333 204,000 189,083	$108,184 34,762 40,388	15,000 shs -0- 18,390 shs	$7,739 6,600 7,086

Robert J. Wood Vice President and General Manager—Polymers	2002 2001 2000	$198,333 186,667 131,975	$95,636 0 23,320	12,250 shs -0- 18,390 shs	$7,516 6,524 5,430

(1)	For 2002, represents awards under the Company’s Employee Stock Ownership Plan (“ESOP”) of dividends on shares in each listed individual’s ESOP account as follows: Mr. Stepan: $3,358; Mr. Stepan, Jr.: $787; Mr. Venegoni: $777; Mr. Zoglio: $316; and Mr. Wood: $773. Also includes awards of $6,800 to Messrs. Stepan, Stepan, Jr., Venegoni and Zoglio, and $6,743 to Mr. Wood under the Company’s Profit Sharing Plan (“Profit Sharing”) as well as awards under the Company’s Supplemental Profit Sharing Plan as follows: Mr. Stepan: $11,679; Mr. Stepan, Jr.: $6,375; Mr. Venegoni: $1,224; Mr. Zoglio: $623; and Mr. Wood: $0. The $6,800 Profit Sharing amount was restricted due to limitations imposed by the Revenue Reconciliation Act of 1993.

The following table provides information concerning individual grants of stock options made to each of the named executive officers during 2002.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5%	10%
F. Quinn Stepan	67,000	20.7%	$23.675	2-10-12	$997,568	$2,528,034
F. Quinn Stepan, Jr.	48,000	14.9%	$23.675	2-10-12	$714,676	$1,811,129
John V. Venegoni	16,500	5.1%	$23.675	2-10-12	$245,670	$622,576
Anthony J. Zoglio	15,000	4.6%	$23.675	2-10-12	$223,336	$565,978
Robert J. Wood	12,250	3.8%	$23.675	2-10-12	$182,391	$462,215

The following additional computations are examples of hypothetical gains by all common stockholders and the above optionees on the same assumptions set forth above, that is, at assumed annual rates of common stock appreciation of 5% and 10%, respectively, for the term of the above options. Such assumed rates are prescribed by rules of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company’s Common Stock prices. The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown factors.

All common stockholders	N/A	N/A	N/A	N/A	$141,980,393	$359,806,191
All above optionees	158,750	49.1%	$23.675	2-10-12	$2,363,641	$5,989,932
Above optionees gain as % of all stockholders gain	N/A	N/A	N/A	N/A	1.6%	1.6%

The following table provides information concerning exercises during 2002 of stock options and as to option values at year-end.

2002 Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at 2002 Year-End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at 2002 Year-End Exercisable/Unexercisable
F. Quinn Stepan	-0-	-0-	448,479/67,000 shs	$3,143,142/88,775
F. Quinn Stepan, Jr.	6,000 shs	$52,747	172,277/48,000 shs	$648,319/63,600
John V. Venegoni	-0-	-0-	48,006/16,500 shs	$120,224/21,864
Anthony J. Zoglio	-0-	-0-	32,448/15,000 shs	$99,669/19,876
Robert J. Wood	5,402 shs	$39,988	25,446/12,250 shs	$62,909/16,232

The following table provides information as of December 31, 2002, about the Company’s securities which may be issued under the Company’s existing equity compensation plans, all of which have been approved by the stockholders.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted–average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,388,798	$21.55	635,052
Equity compensation plans not approved by security holders	None	None	None

Total	1,388,798	$21.55	635,052

Directors’ Fees

Directors who are not also Officers of the Company are currently being paid an annual Director’s fee of $42,650 plus $1,500 for attendance at each Board of Directors meeting, Audit Committee meeting and Compensation and Development Committee meeting. No such fees are paid to Directors who are also Officers of the Company. Under the Company’s 1965 Directors’ Deferred Compensation Plan, the Company has entered into agreements with certain of its non-employee Directors under which a Director, at his election, may defer receipt of his Director’s fees and such deferred fees are (i) used to purchase shares of the Company’s Common Stock and such shares and future distributions thereon are allocated to the Director’s account, (ii) credited to the Stepan Company Deferred Income Account, (iii) used to purchase shares of selected publicly-traded mutual funds or (iv) divided equally between the purchase of shares of the Company’s Common Stock, the Stepan Company Deferred Income Account and shares of selected publicly-traded mutual funds. Funds in the Stepan Company Deferred Income Account may not be used to purchase shares of the Company’s Common Stock, but earn interest at the same rate as bonds with a maturity of ten years. At the election of a Director, deferred payments may be made in shares of Stepan Common Stock or cash based on the fair market value of the Director’s account at distribution, which commences, depending upon the terms of the agreement with the particular Director, upon retirement as a Director or from active or professional life or at any time between ages 60 to 70, with payments being made periodically over a period of five to ten years.

In addition, the 2000 Stock Option Plan provides for the granting of a stock option, as of the date of the annual meeting of the Company’s stockholders in calendar years 2004, 2006 and 2008 to each non-employee Director serving as a Director of the Company on such date to purchase the number of shares of Common Stock determined by dividing the non-employee Director’s annual retainer fee for the applicable year by the fair market value of a share of Common Stock on the date of the grant. The exercise price of each share of Common Stock under a stock option granted to a non-employee Director will be equal to the fair market value of a share of Common Stock on the date of the grant or, if greater, par value. The exercise price may be paid, upon exercise, in cash, in shares of Common Stock or in any combination of cash or Common Stock as the non-employee Director completes two continuous years of service as a non-employee Director following the date of the grant, but not more than ten years after the date of the grant. The 2000 Stock Option Plan sets forth restrictions upon the exercise of stock options by non-employee Directors upon termination of their service by reason of death, disability, retirement or otherwise.

The Company has a non-qualified, non-funded retirement income plan for the benefit of the non-employee Directors. The plan provides for a benefit after ten years of service of 50 percent of the annual Director’s fee at retirement plus two percent for each year served on the Board in excess of ten years with a maximum 25 years credit in excess of ten years. Benefits commence at 70 years of age.

Retirement Plans

The Company has a non-contributory retirement plan (the “Retirement Plan”) covering all salaried employees that provides for a maximum pension benefit equal to 50 percent of the employee’s average base compensation, reduced by an amount equal to 50 percent of the employee’s primary Social Security benefit at age 65, for employees with 30 years of service who retire at or after age 63. Base compensation is computed on the average base salary for the five highest consecutive earnings years during the last 15 years prior to retirement. The amount of salary taken into account for any year is subject to certain limitations contained in the Internal Revenue Code ($200,000 in 2002, to be indexed in future years for inflation in accordance with IRS regulations, and subject to certain transition rules for prior years in which greater amounts of salary were permitted to be taken into account). The Company also has a non-qualified supplemental retirement plan (the “SERP”) for designated executives. The SERP replaces benefits under the qualified plan that would otherwise be denied due to Internal Revenue Code limits on qualified plan benefits. The following table sets forth the maximum annual retirement income payable under the Retirement Plan and the SERP, prior to reduction by an amount equal to 50 percent of projected age 65 Social Security benefits, at age 63 for indicated salaries and lengths of service.

	Years of Service
Base Salary	15	20	25	30
$200,000	50,000	66,700	83,333	100,000
300,000	75,000	100,000	125,000	150,000
400,000	100,000	133,400	166,667	200,000
500,000	125,000	166,667	208,333	250,000
600,000	150,000	200,000	250,000	300,000

The years of credited service and the 2002 base salary (determined without regard to the limitation imposed by the Internal Revenue Code) for each of the Officers named in the cash compensation table are as follows:

Name of Individual	Years of Credited Service	Base Salary
F. Quinn Stepan	41	$543,500
F. Quinn Stepan, Jr.	17	387,500
John V. Venegoni	19	236,000
Anthony J. Zoglio	11	218,333
Robert J. Wood	22	198,333

STOCK PERFORMANCE GRAPH

The following performance graph compares the yearly change since December 31, 1997, in cumulative return on the Common Stock of the Company on a dividend reinvested basis to the Dow Jones Chemical Industry Index and the Russell 2000 Index. The Dow Jones Chemical Industry Index is a market-capitalization weighted grouping of 34 chemical companies, including major manufacturers of both basic and specialty products. Stepan Company is not included in this Index. The Russell 2000 Index is a market-capitalization weighted grouping of 2,000 small to medium sized companies in a broad range of industries. Stepan Company was a part of the Russell 2000 Index during 2002. The graph assumes $100 was invested on December 31, 1997, and shows the cumulative total return as of each December 31 thereafter.

Cumulative Value at December 31**

	December 31

	1997	1998	1999	2000	2001	2002

Stepan Company	$100.00	$91.65	$82.53	$86.32	$91.20	$96.58

Dow Jones Chemical Industry Index*	$100.00	$88.45	$108.42	$94.29	$94.01	$90.91

Russell 2000 Index	$100.00	$97.45	$118.17	$114.60	$117.45	$93.40

*	The Dow Jones Chemical Industry Index was reconstituted in 2000 in order to include more companies and reflects restated data for 1997 through 1999.
**	Assumes $100.00 invested on December 31, 1997, in Stepan Company Common Stock, Dow Jones Chemical Industry Index and Russell 2000 Index.

REPORT OF THE AUDIT COMMITTEE

The Company’s Audit Committee is comprised of the following non-employee Directors: Messrs. Cadieux, Grojean and Potter. Each of these Directors satisfies the New York Stock Exchange’s definitions for independence. During 2002, Mr. Cadieux served as Chairman of the Committee.

The Audit Committee is governed by a formal, written charter that has been approved by the full Board of Directors of the Company.

The Audit Committee has:

(a)	reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2002;

(b)	discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants;

(c)	received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditor’s independence; and

(d)	considered whether the provision of non-audit services by the Company’s principal auditor is compatible with maintaining auditor independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

Robert D. Cadieux

Thomas F. Grojean

Robert G. Potter

AUDIT COMMITTEE

REPORT OF THE COMPENSATION AND DEVELOPMENT COMMITTEE

The Company’s executive compensation program is administered by the Compensation and Development Committee of the Board of Directors, which is composed of the following non-employee Directors: Messrs. Cadieux, Grojean, Potter and P. Stepan. During 2002, Mr. Grojean served as Chairman for the Committee. All issues pertaining to corporate officer compensation are submitted to the Committee for approval prior to implementation. The Committee, as requested, reviews non-officer compensation for those reporting to the Chief Executive Officer or the President.

The Company’s guiding philosophy in executive compensation is that:

(a)	The base pay of executive officers should reflect job responsibilities and performance, and should be competitive internally, to like or comparable positions, as well as externally, to like or comparable positions within the chemical industry. The Company uses job evaluation, external market comparison and internal equity measures consistent with contemporary practice. Compensation policy is established in accordance with data supplied by Watson Wyatt and other independent compensation consulting firms, for base pay trends and data in the chemical industry.

Within specific position salary ranges, the base salary level for each executive officer is determined in accordance with performance standards set by Company policy and the merit increase guidelines published annually for all salaried employees. A separate determination is made when an executive officer is promoted or assumes additional responsibilities, which may result in an increase in excess of the merit increase guideline. During 2002, merit increases for executive officers approximated the Company’s merit guideline.

The Chairman and Chief Executive Officer’s (CEO) salary range is determined by the same process and procedures as those of other executive officers. The Committee, in accordance with the salary merit increase guidelines, adjusts the CEO’s salary. During 2002, the CEO’s base earnings increased by 4.0% over the prior year.

(b)	The incentive pay of executive officers is directly related to Company performance and, in the case of all positions reporting to the CEO or the President, against a set of annual, individual performance targets. The Committee establishes Company incentive targets at the beginning of each calendar year. As applicable, individual performance targets are also established at the beginning of each calendar year. In years where the Company performs well against its economic targets, significant performance bonuses may be earned; if targets are not achieved, incentive bonuses are proportionately lower or may not be paid at all.

All executive officers have a minimum of 25% of their incentive bonus based on the overall performance of the Company, measured against targets for (a) Net Income and (b) Return on Invested Capital. The Committee approves these targets and percents for each calendar year. The remainder of each individual executive officer’s incentive bonus is based on performance measures set by mutual agreement between the executive and the CEO or the President.

The CEO’s and the President’s incentive compensation are determined solely by the annual financial results of the Company. For 2002, an incentive bonus of $362,080 was paid to the CEO and an incentive bonus of $258,152 was paid to the President.

(c)	Executive officers receive stock option grants on a regular schedule in order to promote retention of proven executives, to recognize outstanding job performance and to encourage a focus on corporate performance results, which in turn enhance the likelihood of increases in the value of Common Stock.

Stock options are granted in even-numbered years to those executives and executive officers approved by the Committee and identified as having significant impact on the financial results and economic success and well-being of the Company. The Committee approves all stock option awards. The size of stock option awards is based on two factors: job performance and the potential of each executive or executive officer to impact the costs, sales and/or profitability of the Company that may thus contribute to the value of the Common Stock held by stockholders.

In addition, stock options are granted to executive officers at other times based on other factors that the Committee determines to be relevant. Such actions are occasioned by election, promotion or extraordinary job performance results. During 2002, no such stock options were granted to executive officers.

(d)	The Board of Directors believes that ownership of Company stock by executives and executive officers is desirable in order to focus both short and long-term decision making on the best interests of the Company. In 2002, the Committee maintained the following policy guidelines:

1.	Executive officers of the Company should own a minimum of Company stock approximating two times their annual base salary paid by the Company; and

2.	Other executives (defined as those who are Level Four participants in the Company Management Incentive Plan) should own a minimum of Company stock approximating one times their annual base salary paid by the Company.

Stock shares may be owned directly, through the Company Stock Purchase Plan or the Company Employee Stock Ownership Plan, or in shares held in a deferred Management Incentive Plan account. Stock options not exercised are not considered “owned stock” for the purpose of this policy.

The Company realizes that time must be allowed to realize this targeted goal. In 2000, the Committee approved a five-year time frame for executives and executive officers to achieve such ownership.

(e)	Federal income tax law caps at $1,000,000 the deductible compensation per year for each of the Named Executive Officers in the proxy statement, subject to certain exceptions. In developing and implementing executive compensation policies and programs, the Committee considers whether particular payments and awards are deductible for federal income tax purposes, along with other relevant factors. Consistent with this policy, the Committee has structured its policies and programs in order to comply with the deductibility requirements. While it is the general intention of the Committee to meet the requirements for deductibility, the Committee may approve payment of non-deductible compensation from time to time if circumstances warrant in the future. The Committee will review and monitor its policy with respect to the deductibility of compensation, as necessary.

Robert D. Cadieux

Thomas F. Grojean

Robert G. Potter

Paul H. Stepan

THE COMPENSATION AND DEVELOPMENT COMMITTEE

ACCOUNTING AND AUDITING MATTERS

On April 29, 2002, the Audit Committee and the Board of Directors decided to no longer engage Arthur Andersen LLP (“Andersen”) as the Company’s independent public accountants and auditors and engaged Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent accountants and auditors for fiscal year 2002 effective May 16, 2002. Upon the recommendation of its Audit Committee, the Board of Directors recommends to the stockholders that the appointment of Deloitte as auditors for the Company and its subsidiaries be ratified for fiscal year 2003. Representatives of Deloitte are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions from the stockholders.

During fiscal year 2002, the Company retained Deloitte and Andersen to provide services in the following categories and amounts:

Audit Fees

The aggregate fees billed by Deloitte for professional services rendered in connection with the audit of the Company’s financial statements included in the Company’s Annual Report on Form 10-K for fiscal year 2002, the re-audit for fiscal years 1999-2001 as well as for the review of the Company’s financial statements included in the Company’s Quarterly Reports on Form 10-Q during the second and third quarters of the 2002 fiscal year, totaled $1,022,000. The aggregate fees billed by Andersen for professional services rendered in connection with the audit of the Company’s financial statements in the Company’s Quarterly Report on Form 10-Q during the first quarter 2002 totaled $15,000.

Audit-Related Fees

The aggregate fees billed by Deloitte for professional services related to audit-related fees in fiscal year 2002, totaled $43,000.

Tax Fees

The aggregate fees billed by Deloitte for professional services related to tax fees in fiscal year 2002, totaled $56,000.

All Other Fees

The aggregate fees billed by either Deloitte or Andersen for professional services during fiscal year 2002, other than those described above, totaled $0.

In connection with the audits for the two most recent fiscal years, there have been no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in connection with its report on the financial statements of the Company for such time periods. Also during those time periods, there have been no “reportable events,” as such term is used in Item 304(a)(1)(v) of Regulation S-K.

Deloitte’s reports on the financial statements of the Company for the last two years neither contained an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

STOCKHOLDER PROPOSALS—2004 ANNUAL MEETING

In order for proposals from Company stockholders to be included in the Proxy Statement and Form of Proxy for the 2004 Annual Meeting in accordance with Securities and Exchange Commission Rule 14a-8, the Company must receive the proposals at its administrative offices at Edens Expressway and Winnetka Road, Northfield, Illinois 60093, no later than November 28, 2003.

A stockholder that intends to present business at the 2004 Annual Meeting other than pursuant to Rule 14a-8 must comply with the requirements set forth in the Company’s By-laws. Among other things, to bring business before an annual meeting, a stockholder must give written notice thereof, complying with the By-laws, to the Secretary of the Company not later than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Therefore, because the 2003 Annual Meeting is scheduled for April 29, 2003, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no later than January 30, 2004.

OTHER MATTERS

In connection with any other business that may properly come before the meeting and of which the Board of Directors is not now aware, votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of a majority of the persons present and acting under the Proxy.

In order to ensure the presence of the necessary quorum at the Annual Meeting, please mark, sign and return the enclosed Proxy card promptly in the envelope provided. No postage is required if mailed in the United States. Even though you sign and return your Proxy card, you are invited to attend the meeting.

By order of the Board of Directors,

KATHLEEN M. OWENS

    Assistant Secretary

Northfield, Illinois

March 28, 2003

Proxy—Stepan Company

Annual Meeting of Stockholders to be held April 29, 2003

This proxy is solicited on behalf of the Company’s Board of Directors

I, the undersigned, hereby appoint F. Samuel Eberts III and James E. Hurlbutt, or either of them (the “Proxies”), with full power of substitution, to represent and vote all shares that the undersigned is entitled to vote at the annual meeting of stockholders of STEPAN COMPANY on April 29, 2003, or at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the proposals set forth below:

—	Election of Directors, Nominees: Robert D. Cadieux, Stephen D. Newlin and Paul H. Stepan;
—	Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company for 2003.

In their discretion the Proxies are authorized to vote on such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY,

USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

Holder Account Number

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A    Proposals

The Board of Directors recommends a vote FOR the following proposals:

1.	Election of Directors	For	Withhold

	01—Robert D. Cadieux	☐	☐

	02—Stephen D. Newlin	☐	☐

	03—Paul H. Stepan	☐	☐

		For	Against	Abstain

2.	Ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for 2003.	☐	☐	☐

B    Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Please date and sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

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1 U P X